UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2016

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 17, 2016, Harvard Apparatus Regenerative Technology, Inc., or the Company, issued a press release announcing financial results for the three months and year ended December 31, 2015 and the details of a related conference call to be held at 5:00 PM EDT on March 17, 2016. The press release, or the Press Release, is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in this Items 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

In the Press Release, the Company also provided an update regarding development progress and anticipated milestones, including:

-	Describing the Company’s Cellframe ™ implant technology as comprised of a biocompatible scaffold that is seeded with the recipient’s own stem cells,

-	that it continues to work to refine its new platform and to develop compelling data in support of its goal of filing an Investigational New Drug (IND) application with the U.S. Food and Drug Administration (FDA) in late 2016,

-	that based on its existing preclinical data, the Company has selected life-threatening conditions of the esophagus as the initial clinical application for advancing its Cellframe technology through the IND process, and

-	that the Company currently anticipates providing an update on its ongoing large-animal research collaboration with Mayo Clinic mid-second quarter 2016.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
99.1	Press Release issued by Harvard Apparatus Regenerative Technology, Inc. on March 17, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvard Apparatus Regenerative Technology, INC.
(Registrant)

March 17, 2016	/s/ Thomas McNaughton
(Date)	Thomas McNaughton Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Harvard Apparatus Regenerative Technology, Inc. on March 17, 2016